SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event) June 26, 2011;  June 18, 2011

GUIDED THERAPEUTICS, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22179 (Commission File Number)	58-2029543 (IRS Employer Identification No.)

5835 Peachtree Corners East, Suite D Norcross, Georgia (Address of Principal Executive Offices)	30092 (Zip Code)

Registrant's Telephone Number, Including Area Code:     (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.                      Entry into a Material Definitive Agreement.

On June 18, 2012, Guided Therapeutics, Inc. (“GT”) executed an agreement to extend its existing license agreement with Konica Minolta Technology Center, Inc. (“KM”) to co-develop a Barrett’s Esophagus detection product for one year, effective May 1, 2012.

Pursuant to the extension agreement, KM will pay GT a total of $2.0 million in installments payable as follows: first payment of $1.06 million due by June 30, 2012 or earlier; a second payment of $310,000 due by July 31, 2012 or earlier; upon the attainment of certain milestones, a third payment of $320,000 due by October 31, 2012 or earlier; and, upon the attainment of certain milestones a fourth payment of $310,000 due by January 31, 2013 or earlier.

Guided Therapeutics will retain all rights to lung and biliary cancer that were previously shared in the original agreement with Konica Minolta Opto, Inc. dated April, 2009.

The foregoing descriptions of the extension agreements do not purport to be complete and are qualified in their entirety by the full text of the extension agreements, which are furnished as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Description

10.1	Assigned Task Agreement
10.2	Agreement for Collaboration in the Development of Spectroscopic Technology

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Guided Therapeutics, Inc.

By:	/s/ MARK L. FAUPEL
Mark L. Faupel, Ph.D. CEO & President

Date:  June 26, 2012

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